EXHIBIT 99.1

COMPANY CONTACT
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Announces Second Quarter 2005 Results

Santa Barbara, CA (August 9, 2005) - 724 Solutions (NASDAQ: SVNX; TSX: SVN), a leading provider of next-generation IP-based network and data services, today reported unaudited results for its second quarter ended June 30, 2005 (all figures are in U.S. dollars).

724 Solutions’ total revenue in the second quarter was $4.6 million, compared to $5.8 million in the previous quarter and $3.0 million in the second quarter of the previous year, a 51% increase year over year.  Revenue for the six months ending June 30, 2005 was $10.4 million compared to $6.1 million in the same period of 2004, a 72% increase.

The net loss for the second quarter of 2005, computed using United States generally accepted accounting principles (“GAAP”), was $1.5 million, or $0.25 per share, compared to a loss of $466,000 or $0.08 per share in the previous quarter and a loss of $2.0 million or $0.34 per share in the second quarter of 2004, excluding a $900,000 one-time restructuring reversal. The Company’s total GAAP cost of revenue and operating expenses were $5.9 million in the second quarter, unchanged from the previous quarter, and $5.1 million in the same period a year ago, excluding the one-time restructuring reversal.

Non-GAAP net loss for the second quarter was $783,000, or $0.13 per share, compared to a non-GAAP income of $125,000, or $0.02 per share, in the previous quarter and a non-GAAP loss of  $1.6 million, or $0.27 per share, in the second quarter of the previous year, a 51% improvement year over year.  The Company’s total non-GAAP operating expenses were $5.4 million in the second quarter compared to $5.7 million in the previous quarter, a 5% improvement quarter over quarter, and $4.6 million in the same period a year ago.  The increase from the second quarter of 2004 is a result of increased headcount in professional services due to our customer wins and increased development headcount due to our acquisition of the Multimedia Application Gateway product.  A reconciliation between net income on a GAAP basis and a non-GAAP basis is provided in a table immediately following the Summary of Operations.

The Company said that it expects third quarter revenue to be in the range of $4.4 million to $4.9 million.  Total GAAP cost of revenue and operating expenses are expected to be in the range of $6.1 million to $6.3 million in the third quarter of 2005.  The Company said that it expects total non-GAAP operating expenses to be in the range of $5.6 million to $5.8 million in the third quarter of 2005.  The differences between these two sets of numbers are projected depreciation of $165,000 and projected stock-based compensation expenses of $345,000.

The Company once again confirmed that it continues to provide the access gateway technology at the heart of the Sprint PCS Vision service through its partner Hewlett-Packard and that it continues to experience a competitive threat from another mobile technology vendor. Sprint PCS has an ongoing project with another mobile technology vendor that could ultimately result in the replacement of its access gateway solution.  The Company believes that, if a replacement of its solution occurs, it would not likely be before the end of October 2005, and that it would reduce its revenue from Hewlett-Packard by as much as $0.5 million per month. The Company prides itself on a track record of maintaining a strong customer base over time, and as such it is currently working closely with Hewlett-Packard, taking all reasonable measures to prevent such a replacement from occurring.

“724’s growth is driven by our ability to penetrate new customers and market segments within the overall mobile network operator marketplace, and to this end the second quarter was another successful step in our development of the Company,” said John Sims, Chief Executive Officer of 724 Solutions. “The wins at Telefonica Moviles Espana and at a North American mobile virtual network enabler, and the deployment of our X-treme Mobility Gateway at Vodafone UK are important milestones within that growth strategy.”

Key accomplishments in the second quarter:

•	Third consecutive quarter of over 50% year-over-year revenue growth.
•	The first cash flow positive quarter in the company’s public history.
•	The announced deployment of Vodafone UK as an X-treme Mobility Gateway (XMG) customer, significantly reducing the cost per data transaction for Vodafone UK.
•

The conversion of Vodafone UK into a multi-product client, validating our strategy to license multiple products to our customers, in this case building upon our successful X-treme MMS Accelerator (XMA) deployment for our XMG deployment at Vodafone UK.

•

The signing of a regional partnership with Atos Origin, a leading global information technology services company, to resell the X-treme Mobility Suite in Spain and Portugal, consistent with our strategy to expand our channels to market with local expertise.

•

In partnership with Atos Origin, generating the win at Telefonica Moviles Espana, the leading wireless provider in Spain and part of the third largest global telecommunications company, for the X-treme Alerts Platform (XAP) as a unified and enhanced platform for the management of SMS, WAP push and MMS alerts for its over 400 offerings.

•

In response to the emerging mobile virtual network operator market segment, the launch of 724 Solutions’ Mobile Virtual Network Operator Data Bundle solution, leveraging the X-treme Mobility Suite to provide core infrastructure required by a mobile network operator, MVNO or mobile virtual network enabler (MVNE) to operate and offer differentiated branded mobile data services.

•	The announcement that a leading MVNE had selected 724 Solutions’ MVNO Data Bundle, including the X-treme Mobility Gateway and X-treme Alerts Platform for its North American deployment.
•

Consistent with our strategy to leverage the flexibility of the X-treme Mobility Suite, announced the launch of 724 Solutions’ X-treme Service Activity Manager (XSAM) Sentinel Edition that will enable mobile network operators to dynamically filter age-sensitive content being requested by or pushed to subscribers.

Conference Call Information
The Company will host a conference call to discuss the results on August 10, 2005 at 8:30 a.m. (ET). The conference call will be available over the Internet through the company’s web site at www.724.com or by telephone at +1-415-537-1975. A replay will be available for 30 days following the conference call and can be accessed by dialing 800-558-5253 or +1-416-626-4100 reservation number 21235303.

Non-GAAP Income (Loss) and Total Non-GAAP Operating Expenses
The non-GAAP income (loss) used by 724 Solutions excludes depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges, write down of goodwill, gain on sale of long-term investments and transition, acquisition and foreign exchange impacts (direct costs of terminated employees on a defined transition plan, contractual bonuses accrued relating to historic acquisitions considered to be of no value to the ongoing business and foreign exchange gains and losses on our non-US dollar denominated cash, receivables, payables  and accrued liabilities balances).  Non-GAAP operating expenses are GAAP expenses less depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges, write down of goodwill, gain on sale of long-term investments and transition, acquisition and foreign exchange impacts.  The reduction in the market value of 724 Solutions and the significant changes undertaken by 724 Solutions over the past two years including the substantial reduction in personnel and the closing of offices, have resulted in restructuring charges, the write-down of goodwill and significant changes in other GAAP expenses such as depreciation, stock-based compensation, amortization of intangibles and interest income (expense).  Management believes these non-GAAP metrics provide a meaningful measure of the Company’s results to its investors by excluding items that are significantly different than those we experienced in historic periods as our historic costs are not indicative of our restructured cost structure and our expected costs on a forward looking basis. Management believes these measures provide relevant and useful information for investors as these measures are an integral part of our internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of 724

Solutions.  While management believes the non-GAAP measures allow investors to better compare 724 Solutions’ results in different periods, the non-GAAP measures may not be comparable to non-GAAP measures of other companies.  There are material limitations to using these non-GAAP measures, including the difficulty associated with comparing these performance measures, as we calculate them, to performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges and non recurring and acquisition charges.

About 724 Solutions
724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators to rapidly deploy flexible and open next generation IP-based network and data services.  Additionally, in conjunction with mobile operator partners, the company provides a series of actionable alerting solutions to enterprises to assist them in lowering operating costs and improving customer relationship management.  724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California.  For more information, visit www.724.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains statements of a forward-looking nature. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses will obtain from these services and products, future demand for these services and products, our future operating and cash performance, our plans and prospects and the sufficiency of our cash resources. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including the risk that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, the risk that 724 Solutions will be unable to retain its key customers, the risk that 724 Solutions will lose business to competitors with greater resources, and other risks described in 724 Solutions' Securities and Exchange Commission filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions' filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

724 Solutions Inc.
Consolidated Balance Sheets
(in thousands of U.S. dollars)

	June 30, 2005	December 31, 2004

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,248	$5,417
Short-term investments	7,999	8,005
Restricted cash	208	210
Accounts receivable - trade, net of allowance for doubtful accounts of $26 (December 31, 2004 - $18)	3,779	2,831
Prepaid expenses and other receivables	508	583

Total current assets	15,742	17,046
Deferred charges	226	286
Fixed assets	1,045	1,135

Total assets	$17,013	$18,467

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$719	$613
Accrued liabilities	1,921	2,101
Interest payable	—	103
Deferred revenue	233	173

Total current liabilities	2,873	2,990
Long-term liabilities	18	92
Convertible notes payable to related parties	7,958	7,947
Long-term interest payable	553	343

Total liabilities	11,402	11,372
Shareholders' equity:
Share capital:
Authorized:
Unlimited common shares
Unlimited preferred shares
Issued and outstanding:
6,033,778 common shares (December 31, 2004 - 5,989,300)	764,842	764,530
Additional paid-in capital	632	279
Accumulated deficit	(759,881)	(757,921)
Accumulated other comprehensive income	18	207

Total shareholders' equity	5,611	7,095
Contingent liabilities *

Total liabilities and shareholders' equity	$17,013	$18,467

* See note 11 to our consolidated financial statements set forth in our 2004 annual report

724 Solutions Inc. - Summary of Operations (unaudited)
(In thousands of U.S. dollars, except per share amounts)

	Three months ended			Six months ended

	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Revenue:
Product	$1,704	$2,985	$1,930	$4,689	$3,691
Services	2,912	2,820	1,119	5,732	2,359

Total revenue	4,616	5,805	3,049	10,421	6,050
Cost of revenue *	1,917	2,031	1,537	3,948	3,065

Gross margin	2,699	3,774	1,512	6,473	2,985
Operating expenses:
Research and development *	1,693	1,687	1,433	3,380	3,522
Sales and marketing *	1,023	1,168	1,197	2,191	2,576
General and administrative *	853	804	755	1,657	1,588
Depreciation	165	157	120	322	305
Stock-based compensation
Cost of revenue	15	7	3	22	5
Research and development	35	19	9	54	13
Sales and marketing	43	16	7	59	11
General and administrative	186	31	14	217	21
Restructuring charges	—	—	(900)	—	1,200

Total operating expenses	4,013	3,889	2,638	7,902	9,241

Loss from operations	(1,314)	(115)	(1,126)	(1,429)	(6,256)
Interest income (expense)	(180)	(186)	(19)	(366)	(3)
Loss on settlement of liability	—	(165)	—	(165)

Net loss for the period	$(1,494)	$(466)	$(1,145)	$(1,960)	$(6,259)

Basic and diluted net loss per share	$(0.25)	$(0.08)	$(0.19)	$(0.33)	$(1.05)
Weighted-average number of shares used in computing basic and diluted net loss per share (in thousands)	6,033	6,027	5,983	6,030	5,983

Total cost of revenue and operating expenses	$5,930	$5,920	$4,175	$11,850	$12,306

724 Solutions Inc. - Summary of Non-GAAP Adjustments (unaudited)
(In thousands of U.S. dollars, except per share amounts)

	Three months ended			Six months ended

	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004

GAAP net loss for the period	$(1,494)	$(466)	$(1,145)	$(1,960)	$(6,259)
Depreciation	165	157	120	322	305
Stock- based compensation	279	73	33	352	50
Interest expense (income)	180	186	19	366	3
Loss on settlement of liability	—	165	—	165
Restructuring charges	—	—	(900)	—	1,200
Transition costs **	—	—	307	—	307
Foreign exchange losses (gains)	87	10	(25)	97	5

Non-GAAP net income (loss) for the period	$(783)	$125	$(1,591)	$(658)	$(4,389)

Non-GAAP net income (loss) per share	$(0.13)	$0.02	$(0.27)	$(0.11)	$(0.73)

** Transition costs are direct costs related to terminated employees

* Non-GAAP operating expenses
Cost of revenue	$1,917	$2,031	$1,537	$3,948	$3,065
Research and development	1,693	1,687	1,279	3,380	3,368
Sales and marketing	1,023	1,168	1,112	2,191	2,491
General and administrative	766	794	712	1,560	1,515

Total non-GAAP operating expenses	5,399	5,680	4,640	11,079	10,439

724 Solutions Inc. - GAAP to non-GAAP Reconciliation (unaudited)
(In thousands of U.S. dollars)

	Three months ended			Six months ended

	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004

GAAP cost of revenue	$1,917	$2,031	$1,537	$3,948	$3,065
Total reconciling items	—	—	—	—	—

Non-GAAP cost of revenue	1,917	2,031	1,537	3,948	3,065
GAAP research and development	1,693	1,687	1,433	3,380	3,522
Transition costs	—	—	(154)	—	(154)

Non-GAAP research and development	1,693	1,687	1,279	3,380	3,368
GAAP sales and marketing	1,023	1,168	1,197	2,191	2,576
Transition costs	—	—	(85)	—	(85)

Non-GAAP sales and marketing	1,023	1,168	1,112	2,191	2,491
GAAP general and administrative	$853	$804	$755	1,657	1,588
Transition costs	—	—	(68)	—	(68)
Foreign exchange gains (losses)	(87)	(10)	25	(97)	(5)

Non-GAAP general and administrative	766	794	712	1,560	1,515

724 Solutions Inc. - Cash Reconciliation (unaudited)
(In thousands of U.S. dollars)

Cash and cash equivalents, short-term investments and restricted cash:
At June 30, 2005	$11,455
At March 31, 2005	11,255

Total cash flow in quarter ended June 30, 2005	200
Non-recurring payments	—

Operating cash flow in quarter ended June 30, 2005	$200